Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

CHAMPIONX HOLDING INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

I.

NAME OF CORPORATION

The name of the Corporation is: “ChampionX Holding Inc.”

II.

REGISTERED OFFICE AND REGISTERED AGENT

The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

III.

PURPOSE OF CORPORATION

The nature of the business and purposes to be conducted and promoted are as follows:

To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law; and to exercise all the rights, privileges, immunities, and authority granted to or exercised by business corporations under the laws of the State of Delaware now in effect or that will become effective during the existence of the corporation.

IV.

CAPITALIZATION

The total number of shares of stock which the Corporation shall have the authority to issue is one thousand (1,000), all of the par value of USD 0.01 per share. All such shares are of one class and are designated as Common Stock.

V.

ELIMINATION OF MONETARY LIABILITY OF DIRECTORS

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Delaware General Corporation Law or any successor law or laws.

VI.

AMENDMENT OF BYLAWS

The bylaws of the Corporation may be adopted, amended or repealed by the Board of Directors of the Corporation; provided, however, that nothing contained in this Article VI shall be deemed to divest the stockholders of the Corporation of the power, nor limit their power, to adopt, amend or repeal the bylaws of the Corporation.

VII.

INCORPORATOR

The incorporator of the Corporation is David F. Duvick, whose mailing address is 1 Ecolab Place, Saint Paul, MN 55102.

VIII.

EFFECTIVE TIME

This Certificate of Incorporation shall be effective September 18, 2019.

*    *    *    *    *    *

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file and record this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 18th day of September, 2019.

By:	/s/ David F. Duvick
	Name:	David F. Duvick
	Title:	Incorporator

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